Exhibit 10.2

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of September 11, 2009 (this “Amendment”), amends certain provisions of that certain Credit Agreement, dated as of February 13, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among ALEXION PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower”), each Lender from time to time party thereto (the “Lenders”), BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for itself and the other Lenders, and the L/C Issuer. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Credit Agreement.

RECITALS

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend certain provisions of the Credit Agreement, as specifically set forth in this Amendment; and

WHEREAS, the undersigned Lenders and the Administrative Agent are prepared to amend the Credit Agreement on the terms, subject to the conditions and in reliance on the representations set forth herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

Section 1. Amendments to Credit Agreement.

(a) Amendment to Section 1.01 (Definition of “Cash Equivalents”). The definition of “Cash Equivalents” set forth in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (d) of such definition, (ii) deleting the “.” at the end of clause (e) of such definition and inserting “; and” in lieu thereof, and (iii) adding the following new clause (f) to such definition in the proper alphabetical order:

(f) corporate debt instruments, including medium term notes and floating rate notes, issued by entities organized under the laws of the United States and payable in Dollars; provided that such corporate debt instruments are rated A2 or better by Moody’s or A or better by S&P and mature in two years or less from the date of issuance.

(b) Amendment to Section 1.01 (Definition of “Letter of Credit Sublimit”). The definition of “Letter of Credit Sublimit” set forth in Section 1.01 of the Credit Agreement is hereby amended by restating such definition in its entirety as follows:

“Letter of Credit Sublimit” means an amount equal to $10,000,000. Lender Issued Guarantees are part of, and not in addition to, the Letter of Credit Sublimit. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

(c) Amendment to Section 1.01 (Definition of “Obligations”). The definition of

“Obligations” set forth in Section 1.01 of the Credit Agreement is hereby amended by restating such definition in its entirety as follows:

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document (including, without limitation, (x) any treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management services under or in respect of Secured Cash Management Agreements and (y) all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of the foregoing under or in respect of Secured Hedge Agreements) or otherwise with respect to any Loan, Letter of Credit or Lender Issued Guarantee, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

(d) Amendment to Section 1.01 (Definition of “Outstanding Amount”). The definition of “Outstanding Amount” set forth in Section 1.01 of the Credit Agreement is hereby amended by restating such definition in its entirety as follows:

“Outstanding Amount” means (a) with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date; (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts; and (c) with respect to any Lender Issued Guarantees on any date, the maximum amount required to be paid under such Lender Issued Guarantees, including all principal, interest and fees thereunder.

(e) Amendment to Section 1.01 (Definitions). Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in the proper alphabetical order of such Section:

“Guarantee Lender” means a foreign branch or subsidiary of Bank of America issuing a Lender Issued Guarantee.

“Lender Issued Guarantee” means a guarantee issued by the Guarantee Lender, the terms, conditions, fees and structure of which shall be determined by the Guarantee Lender in its sole discretion, and which, in any event shall include, without limitation, provisions substantially similar to those set forth in Section

2.03(g) (as they apply to Letters of Credit) requiring the Borrower to Cash Collateralize such Lender Issued Guarantee under certain circumstances, and with respect to each Lender’s risk participation and reimbursement obligations, provisions substantially similar to those set forth in Section 2.03 (as they apply to Letters of Credit). Lender Issued Guarantees shall be part of the Letter of Credit Sublimit.

(f) Amendment to Section 2.04. Section 2.04 of the Credit Agreement is hereby amended by deleting “[Intentionally Omitted.]” and inserting in lieu thereof the following new Section 2.04:

2.04. Discretionary Issuance of Lender Issued Guarantees. Upon request of the Borrower, and at the sole discretion of the Administrative Agent, the Guarantee Lender shall issue Lender Issued Guarantees (within the Letter of Credit Sublimit), the form and substance of which shall be satisfactory to the Administrative Agent.

(g) Amendments to Section 7.01 (Liens). Section 7.01 (Liens) of the Credit Agreement is hereby amended by:

(i) deleting the amount “$250,000” in clause (k) of such Section and substituting the amount “$10,000,000” in lieu thereof; and

(ii) adding the following new sentence at the end of such Section 7.01:

From and after such time as Alexion Manufacturing is no longer subject to the iStar Loan Agreement or the other iStar Loan Documents, “Permitted Liens” shall not include any Lien on the real property of Alexion Manufacturing located at 100 Technology Way, Smithfield, Rhode Island 02917 unless such Lien is permitted under clause (c) - (h) or (j) of Section 7.01.

(h) Amendments to Section 7.02 (Indebtedness). Section 7.02 (Indebtedness) of the Credit Agreement is hereby amended by:

(i) (A) deleting the amount “$2,000,000” in clause (g) of such Section 7.02 and substituting the amount “$10,000,000” in lieu thereof, and (B) deleting the “and” at the end of Section 7.02(i); and

(ii) (A) deleting the amount “$500,000” in clause (j) of such Section 7.02 and substituting the amount “$10,000,000” in lieu thereof, and (B) deleting the “.” at the end of such Section 7.02(j) in substituting “; and” in lieu thereof; and

(iii) adding the following new clause (k) to such Section 7.02 in the proper alphabetical order:

(k) other secured Indebtedness in an aggregate principal amount not to exceed $5,000,000.

(i) Amendment to Section 7.03 (Investments). Section 7.03 (Investments) of the Credit Agreement is hereby amended by deleting the amount “$5,000,000” in clause (i) of such Section 7.03 and substituting the amount “$10,000,000” in lieu thereof.

(j) Amendment to Section 7.11 (Financial Covenants). Section 7.11 (Financial Covenants) of the Credit Agreement is hereby amended by deleting clause (a) of such Section 7.11 and substituting in lieu thereof the following new clause (a):

(a) Minimum Consolidated EBITDA. Permit Consolidated EBITDA, at the end of any fiscal quarter, for the one fiscal quarter period then ended, to be less than $25,000,000.

(k) Amendment to Schedule 7.03(c) (Existing Investments). Schedule 7.03(c) (Existing Investments) to the Credit Agreement is hereby amended by deleting the amount “$120,000,000” in the first row of the table set forth in such Schedule and substituting the amount “$300,000,000” in lieu thereof.

Section 2. Amendment Fee. The Borrower hereby agrees to pay to the Administrative Agent, for the benefit of each Lender, a fee in the aggregate amount of $15,000 (the “Amendment Fee”).

Section 3. Conditions Precedent. This Amendment shall become effective as of the date first written above (the “Effective Date”) upon the satisfaction of the following conditions precedent:

(a) Documentation. Administrative Agent shall have received all of the following, in form and substance satisfactory to Administrative Agent:

(i) a fully-executed and effective Amendment by the Borrower, the Guarantors, the Administrative Agent and the Required Lenders;

(ii) a fully-executed Joinder Agreement (the “Joinder Agreement”) by Alexion Manufacturing LLC, a Delaware limited liability company (“Alexion Manufacturing”), and the Administrative Agent, which shall be effective upon the repayment in full of Alexion Manufacturing’s indebtedness to iStar Financial Inc. under the iStar Loan Documents and the other terms and conditions set forth therein;

(iii) a certificate signed by a Responsible Officer of the Borrower and the Guarantors certifying that there has been no change in such Person’s charter or by-laws since the Closing Date; and

(iv) such additional documents, instruments and information as Administrative Agent may reasonably request to effect the transactions contemplated hereby.

(b) No Default. On the Effective Date and after giving effect to this Amendment, no event shall have occurred and be continuing that would constitute an Event of Default or a Default.

(c) Amendment Fee. Payment of the Amendment Fee for the account of each Lender shall have been made to the Administrative Agent.

Section 4. Representations and Warranties; Reaffirmation of Grant. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof and after giving effect to this Amendment, (a) all representations and warranties of the Loan Parties set forth in the Credit Agreement and in any other Loan Document are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date, (b) no Default or Event of Default has occurred and is continuing, (c) the Credit Agreement and all other Loan Documents are and remain legally valid, binding obligations of the Loan Parties party thereto, enforceable against each such Loan Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability and (d) each of the Collateral Documents to which such Loan Party is a party and all of the Collateral described therein do and shall continue to secure the payment of all Obligations as set forth in such respective Collateral Documents. Each Loan Party that is a party to the Security Agreement or any of the Collateral Documents hereby reaffirms its grant of a security interest in the Collateral to the Administrative Agent for the ratable benefit of the Secured Parties, as collateral security for the prompt and complete payment and performance when due of the Obligations.

Section 5. Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or the Lenders shall affect the representations and warranties or the right of the Administrative Agent and the Lenders to rely upon them.

Section 6. Amendment as Loan Document. This Amendment constitutes a “Loan Document” under the Credit Agreement. Accordingly, it shall be an immediate Event of Default under the Credit Agreement if any Loan Party fails to perform, keep or observe any term, provision, condition, covenant or agreement contained in this Amendment or if any representation or warranty made by any Loan Party under or in connection with this Amendment shall have been untrue, false or misleading when made.

Section 7. Costs and Expenses. The Borrower shall pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent (including the reasonable fees, charges and disbursements of counsel to the Administrative Agent) incurred in connection with the preparation, negotiation, execution and delivery of this Amendment.

Section 8. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE).

Section 9. Execution. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier (or electronic mail (including in PDF format)) shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 10. Limited Effect. This Amendment relates only to the specific matters expressly covered herein, shall not be considered to be an amendment or waiver of any rights or remedies that the Administrative Agent or any Lender may have under the Credit Agreement, under any other Loan Document (except as expressly set forth herein) or under Law, and shall not be considered to create a course of dealing or to otherwise obligate in any respect the Administrative Agent or any Lender to execute similar or other amendments or grant any amendments under the same or similar or other circumstances in the future.

Section 11. Ratification by Guarantors. Each of the Guarantors acknowledges that its consent to this Amendment is not required, but each of the undersigned nevertheless does hereby agree and consent to this Amendment and to the documents and agreements referred to herein. Each of the Guarantors agrees and acknowledges that (i) notwithstanding the effectiveness of this Amendment, such Guarantor’s Guaranty shall remain in full force and effect without modification thereto and (ii) nothing herein shall in any way limit any of the terms or provisions of such Guarantor’s Guaranty or any other Loan Document executed by such Guarantor (as the same may be amended from time to time), all of which are hereby ratified, confirmed and affirmed in all respects. Each of the Guarantors hereby agrees and acknowledges that no other agreement, instrument, consent or document shall be required to give effect to this Section 11. Each of the Guarantors hereby further acknowledges that Borrower, the Administrative Agent and any Lender may from time to time enter into any further amendments, modifications, terminations and/or amendments of any provisions of the Loan Documents without notice to or consent from such Guarantor and without affecting the validity or enforceability of such Guarantor’s Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of such Guarantor’s Guaranty.

Section 12. No Obligation Under Section 6.12 of the Credit Agreement. The Lenders and Administrative Agent hereby agree that the Borrower shall have no obligation to grant any security interest in the real property located at 100 Technology Way, Smithfield, Rhode Island to the Administrative Agent, for the benefit of the Secured Parties, in accordance with Section 6.12 of the Credit Agreement or otherwise, provided that and for so long as no Event of Default has occurred and is continuing under any Loan Document, including the Joinder Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

Borrower: ALEXION PHARMACEUTICALS, INC.

By:	/s/ Vikas Sinha
Name: Title:	Vikas Sinha Senior Vice President and Chief Financial Officer

Administrative Agent: BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Linda Alto
Name: Title:	Linda Alto SVP

Lenders: BANK OF AMERICA, N.A., as a Lender and L/C Issuer

By:	/s/ Linda Alto
Name: Title:	Linda Alto SVP

RATIFICATION OF GUARANTY

Each of the undersigned Guarantors hereby (a) acknowledges and consents to the foregoing Amendment and the Borrower’s execution thereof and (b) joins the foregoing Amendment for the sole purpose of consenting to and being bound by the provisions of Sections 4, 5, 6 and 11 thereof.

ALEXION DELAWARE HOLDING LLC By: Alexion Pharmaceuticals, Inc., its sole member

By:	/s/ Vikas Sinha
Name: Title:	Vikas Sinha Senior Vice President and Chief Financial Officer